UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 4, 2008, RealNetworks, Inc. (the "Company") notified or expects to notify about 130 employees, or approximately 7.5% of its worldwide employee base, of a reduction in headcount. The Company reduced its employee base across most of its global facilities and functions and additionally eliminated about 30 contract personnel and consultants. The Company eliminated the foregoing positions to reduce operating costs in light of slowing consumer and business spending due to the current economic downturn. Notwithstanding the reduction in force, the Company expects to achieve record revenue for full year 2008.

This report contains forward-looking statements that involve risks and uncertainties, including statements relating to the Company's current expectations for future revenue. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: risks associated with the ability to complete the previously announced casual games spin off transactions and their impact on the games business and the Company's remaining businesses; fluctuations in foreign currencies, particularly changes in the US dollar relative to the euro and the Korean won; development and consumer acceptance of legal online music distribution services generally and the Company's content services in particular because these are relatively new and unproven business models and markets; risks associated with the creation and operation of Rhapsody America; risks associated with the acquisitions of WiderThan, Sony NetServices, Game Trust, Trymedia and Exomi in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies; the potential that the Company will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for its subscription service offerings and the distribution of its carrier application services; the potential outcomes and effects of claims and legal proceedings on the Company's business, prospects, financial condition or results of operations; changes in consumer and advertising spending in response to disruptions in the global financial markets; and risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts. More information about potential risk factors that could affect the Company's business and financial results is included in the Company's annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by the Company with the Securities and Exchange Commission. The preparation of the Company's financial statements and forward-looking financial guidance requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

December 4, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. Vice President, General Counsel and Corporate Secretary